Exhibit 99.1

VBI Vaccines Announces Dosing of First Patient in Second Phase 2 Study in Chronic Hepatitis B Patients as Part of Expansion of Clinical Collaboration With Brii Bio

-	A second, two-part Phase 2a/2b study will assess the safety and efficacy of VBI-2601 (BRII-179) as an add-on therapy to standard-of-care treatment in chronic hepatitis B patients
-	Partner, Brii Biosciences, recently initiated dosing in the newly announced trial, expected to enroll 600 patients in China
-	Initial data from this new study expected in H1 2023
-	Initial data from ongoing Phase 2 combination study of VBI-2601 (BRII-179) and BRII-835 (VIR-2218), initiated April 2021, expected H2 2022

CAMBRIDGE, M.A. – January 5, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that the first patient has been dosed in a second Phase 2a/2b clinical study evaluating VBI-2601 (BRII-179), an immunotherapeutic candidate targeting chronic hepatitis B virus (HBV). This newly announced Phase 2 study will assess VBI-2601 as an add-on therapy to the standard-of-care, nucleos(t)ide reverse transcriptase inhibitor (Nrtl) and pegylated interferon (PEG-IFN-α) therapy, which currently has a functional cure rate of approximately 9%1. A functional cure for chronic HBV infection is defined as achievement of undetectable HBV surface antigen (HBsAg) levels and sustained suppression of HBV DNA. As previously announced in April 2021, VBI-2601 is also being assessed in an additional Phase 2 study as part of a combination regimen with BRII-835 (VIR-2218), an investigational small interfering ribonucleic acid (siRNA) targeting HBV.

“Our commitment to the fight against hepatitis B includes a focus on both prevention and treatment of the disease,” said Jeff Baxter, VBI’s President and CEO. “More than 290 million people are chronically infected with HBV worldwide and, together with our partners, we are working hard to provide more patients with improved therapeutic options. This effort includes the assessment of new investigational treatment regimens, as in the ongoing combination study of VBI-2601 and an siRNA candidate, as well as ways to potentially improve upon functional cure rates achieved with the current standard of care, as with this newly announced Phase 2 study. We believe a multi-pronged approach is critical for driving innovation in the treatment of chronic HBV, and we look forward to sharing data from these two Phase 2 studies in the second half of 2022 and the first half of 2023, respectively.”

Brii Biosciences (Brii Bio) is the sponsor of this newly announced Phase 2a/2b study and, with the support of VBI, has led the design and implementation of this study as well as the ongoing Phase 2 combination study.

About the Phase 2a/2b Study

The Phase 2a/2b trial of VBI-2601 (BRII-179) is a double-blind, randomized, placebo-controlled, parallel-group study to evaluate the clinical effect of adding VBI-2601 (BRII-179) to existing PEG-IFN-α and Nrtl standard-of-care therapy in non-cirrhotic chronic HBV patients. Patients participating in the study have had partial responses to ongoing PEG-IFN-α and NrtI treatment.

Phase 2a:

●	Expected enrollment of 120 patients
●	Primary endpoint : The percentage of patients with HBsAg loss at completion of treatment

Phase 2b:

●	Expanded enrollment of 480 patients
●	Primary endpoint : The percentage of patients achieving a functional cure, defined as undetectable HBsAg and sustained suppression of HBV DNA

An independent Data and Safety Monitoring Board will monitor patient safety and efficacy data for this study.

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About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats, with more than 290 million people infected globally. HBV infection is the leading cause of liver disease, and, with current treatments, it is very difficult to cure, and many patients go on to develop liver cancers. An estimated 780,000 people die each year from complications of chronic HBV, such as liver decompensation and hepatocellular carcinoma.

About VBI-2601 (BRII-179)

VBI-2601 (BRII-179) is a novel recombinant, protein-based HBV immunotherapeutic candidate designed to induce enhanced B-cell and T-cell immunity. VBI-2601 (BRII-179) builds upon the 3-antigen conformation of VBI Vaccines’ prophylactic HBV vaccine, which is approved in the U.S. under the name PreHevbrio™ [Hepatitis B Vaccine (Recombinant)]. Brii Bio licensed commercial rights to VBI-2601 (BRII-179) in China, Hong Kong, Macau, and Taiwan from VBI Vaccines in December of 2018.

In addition to the Phase 2a/2b trial, VBI-2601 (BRII-179) is currently being investigated in a Phase 2 combination study with BRII-835 (VIR-2218) as part of a potential functional cure regimen for the treatment of chronic HBV infection.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel. For more information, visit www.vbivaccines.com.

1. Qiu K, Liu B, Li S-Y, et. al. Systematic review with meta-analysis: combination treatment of regimens based on pegylated interferon for chronic hepatitis B focusing on hepatitis B surface antigen clearance. Alimentary Pharmacology & Therapeutics 2018;47:1340-1348.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

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VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

Brii Bio Contacts

media@briibio.com

Summer Li (China)

+86-135-2191-1607

Ben Shannon (U.S.)

+1-919-360-3039

ir@briibio.com

Chris Fang

+86-139-1692-8049

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